Exhibit 10.1

AMENDMENT NO. 3

AMENDMENT NO. 3 dated as of June 11, 2007 between MCC IOWA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Iowa”); MCC ILLINOIS LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Illinois”); MCC GEORGIA LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Georgia”); and MCC MISSOURI LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“MCC Missouri”, and, together with MCC Iowa, MCC Illinois and MCC Georgia, the “Borrowers”); and the Tranche D Term Loan Lenders executing this Amendment No. 3 each of which is a party to the Amendment and Restatement referred to below.

The Borrowers, the lenders party thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent thereunder, are parties to an Amendment and Restatement dated as of December 16, 2004 of the Credit Agreement dated as of July 18, 2001 (as modified and supplemented and in effect from time to time, the “Amendment and Restatement”).

The Borrowers and the Tranche D Term Loan Lenders wish now to amend the Amendment and Restatement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Amendment and Restatement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Amendment and Restatement shall be amended as follows:

2.01. References Generally. References in the Amendment and Restatement (including references to the Amendment and Restatement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Amendment and Restatement as amended hereby.

Amendment No. 3

2.02. Certain Cure Rights. Section 9.02(b) of the Amendment and Restatement is hereby relettered as Section 9.02(c) and a new Section 9.02(b) is inserted as follows:

“(b) Total Leverage Ratio – Tranche D Term Loans. Notwithstanding the provisions of Section 9.01 hereof, but without limiting the obligations of the Borrowers under Section 8.10(d) hereof, a breach by the Borrowers as of the last day of any fiscal quarter or any fiscal year of its obligations under said Section 8.10(d) shall not constitute an Event of Default hereunder (except for purposes of Section 6 hereof) until the date (for purposes of this clause (b), the “Cut- Off Date”) which is the earlier of the date thirty days after (a) the date the financial statements for the Borrowers and their Subsidiaries with respect to such fiscal quarter or fiscal year, as the case may be, are delivered pursuant to Section 8.01(a) or 8.01(b) hereof or (b) the latest date on which such financial statements are required to be delivered pursuant to said Section 8.01(a) or 8.01(b), provided that, if following the last day of such fiscal quarter or fiscal year and prior to the Cut-Off Date, the Borrowers shall have received Cure Monies (and shall have applied the proceeds thereof to the prepayment of the Loans hereunder, which prepayment, in the case of Affiliate Subordinated Indebtedness, shall be effected in the manner provided in Section 8.14(a) hereof), or shall have prepaid the Loans hereunder from available cash, in an amount sufficient to bring the Borrowers into compliance with said Section 8.10(d) assuming that the Total Leverage Ratio, as of the last day of such fiscal quarter or fiscal year, as the case may be, were recalculated to subtract such prepayment from the aggregate outstanding amount of Indebtedness, then such breach or breaches shall be deemed to have been cured; provided, further, that breaches of Section 8.10 hereof (including pursuant to paragraph (a) above) may not be deemed to be cured pursuant to this Section 9.02 (x) more than three times during the term of this Agreement or (y) during consecutive fiscal quarters.”

Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Section 7 (as hereby amended) of the Amendment and Restatement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 7 to “this Agreement” included reference to this Amendment No. 3 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 3 by the Borrowers and the Majority Lenders, consisting, as provided in the Amendment and Restatement, of Tranche D Term Loan Lenders having outstanding Tranche D Term Loans representing more than 50% of the total outstanding Tranche D Term Loans.

Amendment No. 3

Section 5. Miscellaneous. Except as herein provided, the Amendment and Restatement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

Section 6. Confirmation of Security Documents. Each of the Borrowers hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party. By its execution on the respective signature lines provided below, each of the Obligors hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Documents to which it is a party, represents and warrants that the representations and warranties set forth in such Security Documents are complete and correct on the date hereof as if made on and as of such date and confirms that all references in such Security Documents to the “Credit Agreement” (or words of similar import) refer to the Amendment and Restatement as amended hereby without impairing any such obligations or Liens in any respect.

Amendment No. 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Amendment and Restatement to be duly executed and delivered as of the day and year first above written.

BORROWERS

MCC GEORGIA LLC
MCC ILLINOIS LLC
MCC IOWA LLC
MCC MISSOURI LLC

By Mediacom Broadband LLC, a Member
By Mediacom Communications Corporation, a Member

By: /s/
Name:
Title:

MEDIACOM BROADBAND LLC

By Mediacom Communications Corporation, a Member

By: /s/
Name:
Title:

MEDIACOM COMMUNICATIONS
CORPORATION

By: /s/
Name:
Title:

Amendment No. 3

LENDERS

                  [Name of Institution]

By: /s/
Name:
Title:

Amendment No. 3